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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  - - - - - - -


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of report
         (Date of earliest event reported):         March 25, 2004


                            Symbol Technologies, Inc.
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             Delaware                 1-9802             11-2308681
             --------                 ------             ----------
          (State or other        (Commission File       (IRS Employer
          Jurisdiction of            Number)         Identification No.)
          Incorporation)


          One Symbol Plaza
          Holtsville, New York                              11742
        ------------------------                         ----------
         (Address of principal                           (Zip Code)
          executive offices)


        Registrant's telephone number, including
           area code:                                   (631) 738-2400


        Former name or former address, if changed
            since last report:                          Not Applicable




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ITEM 4.  CHANGES IN REGISTRANTS' CERTIFYING ACCOUNTANT.

(a) Previous Principal Independent Accountants and Auditors.

     (i) On March 25, 2004, Symbol Technologies, Inc. (the "Registrant") dismissed Deloitte & Touche LLP ("D&T") as its independent auditors. D&T's dismissal was approved by the Registrant's Audit Committee of the Board of Directors.

     (ii) The audit reports of D&T on the Registrant's consolidated financial statements for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. D&T's audit report on Registrant's consolidated financial statements for such years includes an explanatory paragraph relating to the change in method of accounting in 2002 for goodwill and other intangibles to conform to Statement of Financial Accounting Standards (Statement) No. 142, "Goodwill and Other Intangible Assets."

     (iii) During the fiscal years ended December 31, 2003 and 2002 and the subsequent interim period through the date of this Form 8-K, there were no disagreements between the Registrant and D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of D&T, would have caused D&T to make reference to the subject matter of the disagreement in connection with their reports, except as follows:

          (1) Subsequent to the issuance of the Company's 2002 consolidated financial statements, D&T advised the Company that it believed that the accounting treatment afforded to an available for sale security for which an other than temporary impairment charge was recorded in the second quarter of 2002 should be revised. D&T advised the Company that it believed that an other than temporary impairment of such investment should have been recognized in 2001. The Company disagreed with D&T's conclusions with respect to this matter. This accounting matter was resolved, the Company revised the accounting treatment for this investment and reissued its 2002 financial statements in an amended filing of its' 2002 Annual Report on Form 10-K/A (Amendment No. 1) on February 25, 2004.

     (iv) During the two fiscal years ended December 31, 2003 and 2002 and the subsequent interim period through the date of this Form 8-K, D&T reported to the Registrant's Audit Committee that D&T considered matters involving the Registrant's internal controls and their operation to be material weaknesses as follows:

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          (1) In connection with its audit of the consolidated financial statements of the Registrant for the fiscal year ended December 31, 2002, D&T reported to the Audit Committee the following material weaknesses:

     o    decentralized accounting structure for operations in the United
          States;

     o inadequate policies and processes for identifying complex non-standard transactions, including restructurings and acquisitions;

     o    inadequate hiring of qualified and experienced personnel;

     o    inadequate training and supervision of personnel;

     o    inadequate systems and systems interfaces;

     o    errors related to the processing of stock option exercises;

     o    errors related to the timing and amount of revenue recognized;

     o errors in the timing and recording of certain reserves, including excess and obsolete inventory;

     o    inadequate support and approval for numerous manual journal entries;
          and

     o informal and inconsistent policies and procedures related to account reconciliations.

          (2) In connection with its audit of the consolidated financial statements of the Registrant for the fiscal year ended December 31, 2003, D&T reported that a material weakness exists related to the manner in which the Registrant processes transactions to record revenue. Additionally, D&T reported that deficiencies exist relating to the adequacy and timeliness of account reconciliations, formalized worldwide policies and procedures and the amount of manual journal entries required to record transactions.

     The Registrant has authorized D&T to respond fully to inquiries of the successor accountant concerning the reportable events discussed above.

     (v) The Registrant requested that D&T furnish it with a letter addressed to the Securities and Exchange Commission stating whether D&T agrees with the statements made in response to this Item 304(a) and, if not, the respects in which it does not agree. A copy of the letter from D&T dated March 31, 2004, is filed as Exhibit 16.1 to this Form 8-K.

(b) New Principal Independent Accountants and Auditors.

     On March 25, 2004, the Audit Committee of the Board of Directors of the Registrant appointed Ernst & Young LLP ("E&Y") as the Registrant's independent certifying auditor, for the fiscal year ending December 31, 2004, subject to


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ratification by the stockholders of the Registrant at its annual meeting. During the fiscal years ended December 31, 2003 and 2002 and the subsequent interim period through the date of this Form 8-K, the Registrant has not consulted with E&Y regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Registrant's consolidated financial statements, or any matter that was the subject of disagreement or a reportable event as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c) The following exhibit is included herein:

Exhibit 16.1 Letter from D&T to the Securities and Exchange Commission dated March 31, 2004




                         SIGNATURES

     Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               SYMBOL TECHNOLOGIES, INC.




Date: March 31, 2004      By: /s/ Mark T. Greenquist
                              ------------------------------------
                              Name:  Mark T. Greenquist
                              Title: Senior Vice President
                                     and Chief Financial Officer





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                          EXHIBIT INDEX

Exhibit          Description
-------          -----------

Exhibit 16.1     Letter from Deloitte & Touche LLP to the
                 Securities and Exchange Commission dated March 31, 2004